Form of Subscription Agreement
[Name of Series], a series of VV Markets, LLC
Interests are offered through [Broker Dealer], a Delaware corporation, a registered broker-dealer and a member of FINRA & SIPC (?Broker?)
Form of Subscription Agreement to subscribe for [Name of Series], a series of VV Markets, LLC

Number of [Name of Series] Interests subscribed for:
Price of [Name of Series] Interests subscribed for:

Payment Details:
-	Account Number:
-	Routing Number:

SUBSCRIPTION AGREEMENT
[NAME OF SERIES], A SERIES OF VV MARKETS, LLC

VV Markets, LLC
2800 Patterson Ave
Richmond, VA 23221

Ladies and Gentlemen:

	1.	Subscription.  The person named on the front of this
subscription agreement (the ?Purchaser?) (this ?Subscription
Agreement?), intending to be legally bound, hereby irrevocably agrees to purchase from [Name of Series], a series of VV Markets, LLC, a Delaware series limited liability company (the ?Company?), the number of [Name of Series] Interests (the ?[Name of Series] Interests?) set forth on the front of this Subscription Agreement at a purchase price of $[Insert Purchase Price] (USD) per [Name of Series] Interest and on the terms and conditions of the Amended and Restated Limited Liability
Company Agreement governing the Company dated July 31, 2020, as the same may be amended and restated from time to time (the
?Operating Agreement?), a copy of which the Purchaser has received and read.

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the exempt offering by the Company of up to [2,000] [Name of Series] Interests for maximum aggregate gross proceeds of $_______ (the ?Offering?), unless further [Name of Series] Interests are issued by the Company in accordance with the terms of the Operating Agreement.

Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Company agrees to issue and sell the [Name of Series] Interests to the Purchaser on the date the Offering is closed (the ?Closing?) for the aggregate purchase price set forth on the front page hereto (the ?Subscription Price?).

 	2.	Payment.  Concurrent with the execution hereof, the
Purchaser authorizes (i) North Capital Private Securities Corporation, a Delaware corporation and a registered broker-dealer, member FINRA and SICP (the ?Escrow Agent?) as escrow agent for the Company, to request the Subscription Price from the Purchaser?s bank (details of which are set out in the ?Payment Details? section above) or (ii) the transfer of funds in an amount equal to the Subscription Price from the
Purchaser?s bank account into the escrow account.   The Company shall
cause the Escrow Agent to maintain all such funds for the Purchaser?s benefit in a segregated non-interest-bearing account in the name of North Capital Private Securities Corporation, or its successor, for further credit to ?Series #[Series Name], a series of VV Markets, LLC ? [Investor Name]?, until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription or (iii) the termination of the Offering as set forth in
Section 3.1.

	3.	Termination of Offering or Rejection of Subscription.

 	3.1.	In the event that the Company does not effect a Closing,
this Offering shall terminate upon the earlier of: (a) the date which is one year from the Offering being qualified by the U.S. Securities and Exchange Commission (the ?SEC?), which period may be extended for an additional six (6) months by VV Markets, LLC, a Delaware limited liability company, the managing member of the Company (the ?Manager?) in its sole discretion, or (b) the date that the Offering is terminated by the Manager in its sole discretion. Upon termination of the Offering, the Company will cause its payment services provider or the Escrow Agent, as applicable, to refund promptly the Subscription Price paid by the Purchaser, without deduction, offset or interest accrued thereon and this Subscription Agreement shall thereafter be of no further force or effect.

	3.2.	The Purchaser understands and agrees that the
Manager, in its sole discretion, reserves the right to accept or reject this or any other subscription for [Name of Series] Interests, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. If the Manager rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Company shall cause its payment services provider or the Escrow Agent, as applicable, to return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

	4.	Acceptance of Subscription.  At the Closing, if the
Manager accepts this subscription in whole or in part, the Company shall execute and deliver to the Purchaser a counterpart executed copy of this Subscription Agreement and cause the Escrow Agent to release the Subscription Price (or applicable portion thereof if such subscription is only accepted in part) to the Company for the benefit of [Name of Series] (less any Offering Expenses as defined in the Offering Circular). The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser shall have executed and delivered to the Manager this Subscription Agreement and a substitute Form W-9 (if applicable) and shall have deposited the Purchase Price in accordance with this Agreement. The Purchaser understands and agrees that this subscription is made subject to the condition that the [Name of Series] Interests to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser. Effective upon the Company?s execution of this Subscription Agreement, the Purchaser shall be a member of the Company, and the Purchaser agrees to adhere to and be bound by, the terms and conditions of the Operating Agreement as if the Purchaser were a party to it (and grants to the Manager the power of attorney described therein).

	5.	Representations and Warranties, Acknowledgments,
and Agreements. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Company, [Name of Series] and the Manager as follows:

(a) The Purchaser is aware that an investment in the [Name of Series] Interests involves a significant degree of risk, and has received the Company?s Offering Circular dated ______________, 2020 (the
?Offering Circular?), which contains, in particular, the ?Risk Factors? section therein. The Purchaser understands that the Company is subject to all the risks applicable to early-stage companies, whether or not set forth in such ?Risk Factors?. The Purchaser acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Company or its financial condition.

(b) The offering and sale of the [Name of Series] Interests has not been registered under the Securities Act of 1933, as amended (the ?Securities Act?), or any state securities laws. The Purchaser understands that the offering and sale of the [Name of Series] Interests is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor qualification (?Investor Qualification and Attestation?) immediately following the signature page of this Subscription Agreement. The
Purchaser is purchasing the [Name of Series] Interests for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

(c) The Purchaser, as set forth in the Investor Certification attached hereto, as of the date hereof is a ?qualified purchaser? as that term is defined in Regulation A (a ?Qualified Purchaser?). The Purchaser agrees to promptly provide the Manager, the Broker (as defined on the first page hereto) and their respective agents with such other information as may be reasonably necessary for them to confirm the Qualified
Purchaser status of the Purchaser.

(d) The Purchaser acknowledges that the Purchaser?s responses to the investor qualification questions posed and reflected in the Investor Qualification and Attestation, are complete and accurate as of the date hereof.

(e) The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the Offering of the [Name of Series] Interests.

(f) In evaluating the suitability of an investment in the [Name of Series] Interests, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Operating Agreement and this Subscription Agreement.

(g) Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders? fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

(h) The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the [Name of Series] Interests and the Company and to make an informed investment decision with respect thereto.

(i) The Purchaser is not relying on the Company, the Manager, the Broker or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the [Name of Series] Interests, other than with respect to the opinion of legality of legal counsel provided at Exhibit [X] to the Offering Circular, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the [Name of Series] Interests.

(j) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the [Name of Series] Interests by the Purchaser.

(k) The Purchaser has adequate means of providing for such Purchaser?s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the [Name of Series] Interests for an indefinite period of time.

(l) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the [Name of Series] Interests, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the [Name of Series] Interests, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(m) Any power of attorney of the Purchaser granted in favor of the Manager contained in the Operating Agreement has been executed by the Purchaser in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

(n) If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has its primary residence, in the jurisdiction (state and/or country) set forth in the ?Investor Qualification and Attestation? section of this Subscription Agreement. The Purchaser first learned of the offer and sale of the [Name of Series] Interests in the state listed in the ?Investor Qualification and Attestation? section of this Subscription Agreement, and the Purchaser intends that the securities laws of that state shall govern the purchase of the Purchaser?s [Name of Series] Interests.

(o) The Purchaser is either (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts. The Purchaser is not (A) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (B) an estate of which any professional fiduciary acting as executor or administrator is a U.S.
person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (C) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (E) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(p) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Manager, the Company and the Broker, in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company?s issuance of the [Name of Series] Interests.

(q) The Purchaser is not, nor is it acting on behalf of, a ?benefit plan investor? within the meaning of 29 C.F.R. ? 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security
Act of 1974 (such regulation, the ?Plan Asset Regulation?, and a benefit plan investor described in the Plan Asset Regulation, a ?Benefit Plan Investor?). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute ?plan assets?, as defined under the Plan
Asset Regulation, by reason of a Benefit Plan Investor?s investment in such entity.

(r) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

(s) Within five (5) days after receipt of a written request from the Manager, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(t) THE [NAME OF SERIES] INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON
EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT
AND SUCH LAWS. THE [NAME OF SERIES] INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE OPERATING AGREEMENT. THE [NAME OF SERIES] INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE
ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED
THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF
THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(u) The Purchaser should check the Office of Foreign Assets Control
(?OFAC?) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive
Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the ?OFAC Programs?) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser?s knowledge, none of:
(1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.
Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to ?freeze the account? of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser?s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company?s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(v) To the best of the Purchaser?s knowledge, none of: (1) the Purchaser;
(2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close
associate of a senior foreign political figure.   A ?senior foreign political
figure? is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a ?senior foreign political figure? includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. ?Immediate family? of a senior foreign political figure typically includes the figure?s parents, siblings, spouse, children and in-laws. A ?close associate? of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(w) If the Purchaser is affiliated with a non-U.S. banking institution (a ?Foreign Bank?), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(x) Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

	6.	Indemnification.  The Purchaser agrees to indemnify
and hold harmless the Company, [Name of Series], the Manager and their respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

	7.	Irrevocability; Binding Effect.  The Purchaser hereby
acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person?s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

	8.	Modification.  This Subscription Agreement shall not be
modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

	9.	Assignability.  This Subscription Agreement and the
rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the [Name of Series] Interests shall be made only in accordance with all applicable laws and the Operating Agreement. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

	10.	Applicable Law and Jurisdiction.  This Subscription
Agreement and the rights and obligations of the Purchaser arising out of or in connection with this Subscription Agreement, the Operating Agreement and the Offering Circular shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws. The Purchaser (i) irrevocably submits to the non-exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in any action arising out of this Subscription Agreement, the Operating Agreement and the Offering Circular and (ii) consents to the service of process by mail.

	11.	Use of Pronouns.  All pronouns and any variations
thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

	12.	Miscellaneous.

	12.1	Sections regarding Addresses and Notices, and Further
Action of the Operating Agreement are deemed incorporated into this Subscription Agreement.

	12.2	This Subscription Agreement, together with the
Operating Agreement, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

	12.3	The covenants, agreements, representations and
warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the [Name of Series] Interests, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

	12.4	Except to the extent otherwise described in the Offering
Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

	12.5	This Subscription Agreement may be executed in one or
more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

	12.6	Each provision of this Subscription Agreement shall be
considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

	12.7	Paragraph titles are for descriptive purposes only and
shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

	12.8	Words and expressions which are used but not defined
in this Subscription Agreement shall have the meanings given to them in the Operating Agreement.


SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT
VV Markets, LLC
[NAME OF SERIES] INTERESTS


The Purchaser hereby elects to subscribe under the Subscription
Agreement for the number and price of the [Name of Series] Interests stated on the front page of this Subscription Agreement and executes the Subscription Agreement.


If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

_________________



If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY
COMPANY or TRUST:

_________________


SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT
VV Markets, LLC
[NAME OF SERIES] INTERESTS

[Name of Series], A SERIES OF VV Markets, LLC

By: VinVesto, Inc, its Manager


Investor Qualification and Attestation

Investor Information

First Name
Last Name
Date of Birth
Address
Phone Number
E-mail Address

Check Box:
-	I am an ?accredited investor?, and have checked the
appropriate box on the attached Certificate of Accredited
Investor Status indicating the basis of such accredited
investor status, which Certificate of Accredited Investor
Status is true and correct; or
-	 The amount set forth on the first page of this Subscription
Agreement, together with any previous investments in
securities pursuant to this Offering, does not exceed 10% of the greater of my net worth1 or annual income.
o	1In calculating your net worth: (i) your primary
residence shall not be included as an asset; (ii)
indebtedness that is secured by your primary residence,
up to the estimated fair market value of the primary
residence at the time of entering into this Subscription
Agreement, shall not be included as a liability (except
that if the amount of such indebtedness outstanding at
the time of entering into this Subscription Agreement
exceeds the amount outstanding 60 days before such
time, other than as a result of the acquisition of the
primary residence, the amount of such excess shall be
included as a liability); and (iii) indebtedness that is
secured by your primary residence in excess of the
estimated fair market value of the primary residence at
the time of entering into this Subscription Agreement
shall be included as a liability.
Are you or anyone in your immediate household associated with a
FINRA member, organization, or the SEC (Y / N)
-	If yes, provide name of FINRA institution
Are you or anyone in your household or immediate family a 10%
shareholder, officer, or member of the board of directors of a publicly traded company? (Y / N)
-	If yes, please list ticker symbol
Social Security #:

Attestation
I understand that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted.
-	The undersigned Purchaser acknowledges that the Company
will be relying upon the information provided by the Purchaser in this Questionnaire. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Company.


Certificate of Accredited Investor Status by Investor:

__________________________
Print Name: _______________
Title, if not an individual Investor: ________________

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